CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 97 to Registration Statement No. 2-75503 on Form N-1A of our report dated February 26, 2009, relating to the financial statements and financial highlights of Maxim Series Fund, Inc. (the “Fund”), including the Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Securities Portfolio, Maxim Bond Index Portfolio, Maxim Index 600 Portfolio, Maxim Bernstein International Equity Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim High Yield Bond Portfolio, Maxim Janus Large Cap Growth Portfolio, Maxim MFS® International Growth Portfolio, Maxim Federated Bond Portfolio, Maxim Small-Cap Value Portfolio, Maxim Mid-Cap Value Portfolio, Maxim S&P 500 Index® Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Small-Cap Growth Portfolio (formerly Maxim Trusco Small-Cap Growth Portfolio), Maxim Invesco ADR Portfolio (formerly Maxim INVESCO ADR Portfolio), Maxim Short Duration Bond Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Global Bond Portfolio, Aggressive Profile I Portfolio, Moderately Aggressive Profile I Portfolio, Moderate Profile I Portfolio, Moderately Conservative Profile I Portfolio, Conservative Profile I Portfolio, Aggressive Profile II Portfolio, Moderately Aggressive Profile II Portfolio, Moderate Profile II Portfolio, Moderately Conservative Profile II Portfolio, and Conservative Profile II Portfolio, appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 28, 2009